UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed, effective on April 21, 2020, the following directors, whose terms expired on the date of the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of NCR Corporation (the “Company”) and did not stand for re-election at the 2020 Annual Meeting, retired from the Board of Directors of the Company: Richard L. Clemmer, Robert P. DeRodes, Kurt P. Kuehn and Linda Fayne Levinson.

(e) On April 21, 2020, stockholders approved, effective May 1, 2020, the First Amendment to the NCR Corporation 2017 Stock Incentive Plan. This amendment provides for an additional 12 million shares for issuance under the NCR Corporation 2017 Stock Incentive Plan. In addition, this amendment eliminates certain terms in the plan relating to the “performance-based compensation” requirements of Section 162(m) of the Federal Internal Revenue Code that were repealed in 2018. This amendment is further described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2020 (the “Proxy Statement”).

The foregoing description of the First Amendment to the NCR Corporation 2017 Stock Incentive Plan is qualified in its entirety by reference to a copy of such amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting on April 21, 2020. Record holders of NCR common stock, par value $0.01 per share, and Series A Convertible Preferred Stock, liquidation preference $1,000 per share, at the close of business on February 28, 2020, the record date for the 2020 Annual Meeting, were entitled to vote on each of the proposals considered at the 2020 Annual Meeting. The holders of shares of common stock and shares of Series A Convertible Preferred Stock voted together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis as described in the Proxy Statement. The final results for each of the matters submitted to a vote of NCR’s stockholders at the 2020 Annual Meeting are as follows:

1.	Election of Directors. Ten directors were re-elected to serve a term expiring at the Company’s 2021 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark W. Begor	113,093,999	558,875	12,401,933
Gregory R. Blank	112,804,094	848,780	12,401,933
Catherine L. Burke	112,732,874	920,000	12,401,933
Chinh E. Chu	104,142,102	9,510,772	12,401,933
Deborah A. Farrington	112,935,852	717,022	12,401,933
Michael D. Hayford	113,088,309	564,565	12,401,933
Georgette D. Kiser	112,608,823	1,044,051	12,401,933
Kirk T. Larsen	111,446,586	2,206,288	12,401,933
Frank R. Martire	110,610,744	3,042,130	12,401,933
Matthew A. Thompson	112,948,554	704,320	12,401,933

2.	Advisory Vote to Approve Compensation of Named Executive Officers as Disclosed in the Proxy Statement. Executive compensation disclosed in the Company’s Proxy Statement was approved, on an advisory basis, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
96,044,455	17,391,509	216,910	12,401,933

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020 was ratified by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
118,752,680	7,161,641	140,486	0

4.	Proposal to Amend the NCR Corporation 2017 Stock Incentive Plan. The Amendment to the NCR Corporation 2017 Stock Incentive Plan was approved by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
74,667,979	38,775,422	209,473	12,401,933

5.	Proposal to Amend and Restate the Charter of the Company to Eliminate the Supermajority Provisions Contemplated by the Company’s Charter and Make Certain Conforming Changes Thereto. The Amendment to the Company’s charter, which required the affirmative vote of holders representing eighty percent or more of the voting power of all shares of outstanding stock of the Company entitled to vote generally in the election of directors was not approved. A summary of the votes is set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
111,854,641	1,647,558	150,675	12,401,933

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

The following documents are included as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	First Amendment to the NCR Corporation 2017 Stock Incentive Plan (Appendix A to the NCR Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2020).

104	Cover Page Interactive Data File, formatted in iXBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: April 24, 2020	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary